UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2009

GigOptix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2400 Geng Road Suite 100, Palo Alto, CA	94303
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02     Results of Operations and Financial Condition.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On March 12, 2009, GigOptix, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2008 and filed a Form 8-K to which it attached as an exhibit the press release (the “Form 8-K”).  Due to a clerical error, the data in the “Loss from operations” line in the Company’s Condensed Consolidated Statements of Operations for June 27, 2008 and December 31, 2007 in the press release that was filed as Exhibit 99.1 to the Form 8-K was transposed.  The Company’s Loss from operations for the six months ended June 27, 2008 and December 31, 2007 was $(3,397) and $(4,473), respectively.  No other line items were impacted and this clerical error was not made in the press release the Company issued.

This Current Report on Form 8-K/A is being filed solely to correct this typographical error. The remainder of the original filing remains unchanged.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Avi Katz
Name:	Dr. Avi Katz
Title:	Chief Executive Officer

Date: April 7, 2009

EXHIBIT INDEX

Exhibit Number	Description